Exhbit 99.1

September 16, 2015

Contact:	Thomas B. Dix III
Chief Financial Officer
(757) 217-1000

Hampton Roads Bankshares Announces CEO Transition

Virginia Beach, Virginia, September 16, 2015: Hampton Roads Bankshares, Inc. (the “Company”) (Nasdaq: HMPR), the holding company for the Bank of Hampton Roads and Shore Bank, today announced the resignation of Douglas J. Glenn as President and Chief Executive Officer and as a director of the Company.  Charles M. Johnston, Chairman of the Company’s Board of Directors, will serve as the interim Chief Executive Officer of the Company while the Company conducts a search for Mr. Glenn’s replacement.  The Company also announced today that it has promoted Donna Richards, President of the Bank of Hampton Roads, to President and Chief Operating Officer of the Company.

Mr. Glenn said, “The Company has accomplished a great deal over the past several years.  I have been blessed with a great team that was fully committed to establishing the foundation necessary to move the Company forward.  I am confident that the Company's best successes are still to come.”

 “We are extremely grateful to Doug for his years of leadership and dedicated service to the Company, particularly in the difficult years following the recession,” said Mr. Johnston. “Under his leadership, we positioned ourselves for the future with a strong capital base, improved profitability, a better credit risk profile and an enhanced regulatory standing.  We will continue to build on that foundation as we search for a strong individual to lead the Company and build shareholder value in the future.”

Ms. Richards said, “I am excited about my expanded role and look forward to continuing to work with the great Hampton Roads team to deliver the best products and services to our customers.”

Caution About Forward-Looking Statements
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about future trends and strategies.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings made with the SEC.

About Hampton Roads Bankshares
Hampton Roads Bankshares, Inc. is a multi-bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are BOHR and Shore.  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small- to medium-sized businesses in our primary service areas.  Currently, BOHR operates 17 full-service offices in the Hampton Roads region of southeastern Virginia and 10 full-service offices throughout Richmond, Virginia and the Northeastern and Research Triangle regions of North Carolina that do business as Gateway Bank.  Shore operates 7 full-service offices in the Eastern Shore of Virginia and Maryland and 3 loan production offices in Maryland and Delaware.  Through various divisions, the Banks also offer mortgage banking and marine financing.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.